Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2016 Financial Results

TYSONS CORNER, Va., January 31, 2017 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended December 31, 2016 (the fourth quarter of its 2016 fiscal year).

Fourth quarter 2016 revenues were $140.1 million versus $143.5 million for the fourth quarter of 2015, a 2% decrease. Product licenses and subscription services revenues for the fourth quarter of 2016 were $45.8 million versus $49.1 million for the fourth quarter of 2015, a 7% decrease. Product support revenues for the fourth quarter of 2016 were $72.7 million versus $70.3 million for the fourth quarter of 2015, a 3% increase. Other services revenues for the fourth quarter of 2016 were $21.6 million versus $24.2 million for the fourth quarter of 2015, an 11% decrease. Foreign currency headwinds continued to have a negative impact on revenues for the fourth quarter of 2016.

Operating expenses for the fourth quarter of 2016 were $80.1 million versus $74.2 million for the fourth quarter of 2015, an 8% increase. MicroStrategy did not capitalize any software development costs during the fourth quarter of 2016 or 2015.

Income from operations for the fourth quarter of 2016 was $36.7 million versus $45.9 million for the fourth quarter of 2015. Net income for the fourth quarter of 2016 was $31.1 million, or $2.69 per share on a diluted basis, as compared to net income of $39.1 million, or $3.38 per share on a diluted basis, for the fourth quarter of 2015.

Non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $40.1 million for the fourth quarter of 2016 versus $50.7 million for the fourth quarter of 2015. The tables at the end of this press release include a reconciliation of income from operations to non-GAAP income from operations for the three months ended December 31, 2016 and 2015. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

As of December 31, 2016, MicroStrategy had cash and cash equivalents and short-term investments of $589.4 million, as compared to $485.7 million as of December 31, 2015, an increase of $103.7 million. As of December 31, 2016, MicroStrategy had 9.4 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

Conference Call

MicroStrategy will be discussing its fourth quarter 2016 financial results on a conference call today beginning at approximately 5:00 p.m. EST. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 33594816. A live webcast and replay of the conference call will be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until February 7, 2017 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 33594816. An archived webcast will also be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy Unveiled MicroStrategy 10.6™

In December 2016, MicroStrategy announced the general availability of MicroStrategy 10.6, the latest feature release to the Company’s MicroStrategy 10™ platform. This update offered new options to distribute dashboards with offline interactivity and introduced an export engine that enhances the formatting and delivery of personalized dashboards to end users across the enterprise. This feature release also added certification for new data sources and offered new mapping visualization capabilities for MicroStrategy Web™ and MicroStrategy Mobile™. The release of MicroStrategy 10.6 followed the Company’s announcement that MicroStrategy Desktop™ is available for anyone to download, free of charge.

“Thousands of users are trying MicroStrategy Desktop for the first time, and with the ability to access, visualize and analyze a wide array of data, there are countless possibilities to transform business outcomes,” said Michael J. Saylor, CEO of MicroStrategy Incorporated. “Organizations can now leverage MicroStrategy 10.6 to schedule and distribute personalized dashboards to MicroStrategy Desktop users, empowering each user to make proactive, data-driven business decisions.”

MicroStrategy 10.6 provides several features that make it easier to deliver and consume analytics across MicroStrategy Desktop, MicroStrategy Web, MicroStrategy Mobile and Usher™. Version 10.6 allows users to easily distribute and share MicroStrategy files. These files, which are dashboard files formatted for offline interactivity, can be combined with MicroStrategy Server™’s distribution services to enable users to:

•	schedule the delivery of interactive dashboards for offline analysis based on time, event or threshold triggers;

•	subscribe to dashboards with flexible formatting and delivery options that can be managed by the end user;

•	perform high-volume report and dashboard bursting in order to reach thousands of users in a highly optimized manner, without running different reports for every user;

•	dynamically personalize dashboards, so end users receive relevant, secure information that is based on preconfigured security filters and language options; and

•	secure the distribution of MicroStrategy files by halting deliveries when security rules are broken during distribution or subscription.

MicroStrategy files bundle the design components that define a dashboard, such as filters, visualizations, selectors, color themes and logos, as well as the underlying data or database connection information. Users can open, interact and edit MicroStrategy files using MicroStrategy Desktop, even when offline.

In addition, MicroStrategy 10.6 delivers a revamped export engine with new capabilities that enhance the ability to share dashboards in PDF format. The new export engine is a separate micro-service and is installed along with MicroStrategy Server, providing flexible deployment options and improved product stability to MicroStrategy customers.

This feature gives MicroStrategy Web users the ability to generate formatted PDF files with support for maps, D3 and other custom visualizations, HTML containers and HTML-tag based content. Smart pagination capabilities translate dashboard content within the PDF into separate pages, making it incredibly easy to deliver large grid reports that clearly display rows and columns in a highly formatted manner. Additional highlights include support for dashboards with multiple sheets and panels, PDF bookmarks for enhanced organization and easy navigation, and embedded images.

The MicroStrategy 10.6 feature release also offers enhanced mapping capabilities for MicroStrategy Desktop, MicroStrategy Web and MicroStrategy Mobile. Version 10.6 offers a unified map visualization that allows users to seamlessly share geospatial information on both Google™ and ESRI®-based maps. Additionally, the new map visualizations let users plot multiple layers of information simultaneously on a single map. Dashboard designers and analysts can choose from multiple graphic styles, such as markers, bubbles, colored areas or polygons, and density maps. Users can also include pie or ring charts on map visualizations, making it easier to visualize dimensional data on a map.

MicroStrategy 10.6 offers several new features across MicroStrategy Desktop, MicroStrategy Web and MicroStrategy Mobile. The latest release extends the functionality of the RESTful JSON data API with added support for multiple form attributes, offers certifications for new data sources (IBM® DB2 11, Teradata® 16 and Microsoft® Azure® SQL database), includes new Usher gateways (Office 365 and AWS Directory Services), and delivers native AirWatch® SDK integration for MicroStrategy Mobile apps on Android™ devices.

Version 10.6 also supports SMS badge distribution for Usher users. Usher administrators can now distribute badges using SMS in addition to the existing email delivery option. To learn more about Usher, click here.

MicroStrategy Collaborates with AMAG Technology

In November 2016, MicroStrategy and AMAG Technology (a G4S Company), a security solution provider specializing in access control, video management, policy-based identity solutions and visitor management, announced a modern, next-generation physical access control solution combining MicroStrategy’s Usher and AMAG Technology’s Symmetry™ Access Control. The integration delivers:

•	a modern user experience with digital identity on smartphones;

•	improved security and access controls with centrally managed digital credentials, flexible multi-factor authentication and automated credential revocation;

•	continuous policy compliance by leveraging real-time user access intelligence; and

•	reduced operational costs for identity, credentialing and access management by simplifying life-cycle process workflows, data exchange, and compatibility with existing access control infrastructure.

To learn more about how MicroStrategy 10 helps enterprises digitize access to facilities, download a copy of the white paper Digital Transformation of Facilities with MicroStrategy 10.

MicroStrategy Customer Stuller, Inc. Uses MicroStrategy 10 to Empower Sales Directors

In October 2016, MicroStrategy announced that Stuller, a leading fine jewelry manufacturer and distributor, uses MicroStrategy 10 to create a mobile, self-service analytics environment that helps its sales team offer a rich, immediate and personalized customer experience. Lafayette, Louisiana-based Stuller provides next-day delivery of approximately 200,000 different items to over 40,000 jewelry professionals worldwide, from mom-and-pop stores to large chains. Stuller manages millions of product SKUs, which creates a wealth of big data and an excellent environment for analytics. To learn more about how Stuller is using MicroStrategy, visit MicroStrategy’s blog here.

“At Stuller, we pride ourselves on ensuring our customers get the jewelry of their dreams,” said David Oliver, Executive Director of Systems Development for Stuller. “We realized that by centralizing our analytics through a single platform for both IT and business users, we could do great things to better serve our customers. The jewelry industry is driven by fashion, and MicroStrategy’s platform will enable us to stay ahead of trends, understand our business and the popularity of products, and deliver what customers are looking for today.”

MicroStrategy Held its October 2016 Symposium Series

In October 2016, MicroStrategy’s Symposium Series took place in 24 cities across North America, Europe, the Middle East and Asia. MicroStrategy’s Symposium Series offered IT and business users an opportunity to network, attend workshops, and learn about real-world MicroStrategy 10 applications from customers, including Ahold, Bell Canada, City of Austin Public Works, The Coca Cola Company, Comcast, Freddie Mac, Guadalupe Valley Telephone Cooperative, Inc., Merck & Co., Pearson VUE, PetSmart, RaceTrac, Sonic Automotive, TrialCard, and Whole Foods Market. It also featured topics on analytics and mobile applications in retail, banking, higher education, healthcare and other sectors being transformed by big data.

MicroStrategy Customer Weiler Abrasives Group Won Ventana Research’s 2016 Leadership Award

In December 2016, MicroStrategy customer Weiler Abrasives Group, a global manufacturer based in Cresco, PA, won the 2016 Ventana Research Leadership Award in the Mobile Technology category. Weiler Corporation is a world-class industry leader and global manufacturer of surface conditioning solutions. The Ventana Research Leadership Awards honor individuals, organizations, supporting vendors and consulting firms for their accomplishments using technology to drive exceptional results in achieving their goals and objectives, and for going the extra mile to advance the use of technology through best practices and leadership.

“At Weiler, we are focused on informing our decisions with real-time data,” said Bill Dwyre, Managing Director, Americas, Weiler Abrasives Group. “With MicroStrategy, we’re able to look at our dashboards and see how we’re performing against KPIs. This kind of insight is vital for us to uncover the highest value opportunities that grow our business. MicroStrategy has enabled us to do things that are differentiated, more efficient, and more profitable than our competitors.”

To learn more about how Weiler Abrasives Group is leveraging MicroStrategy Mobile to enhance operational efficiencies and grow its business, watch this video or visit MicroStrategy’s customer page to watch more customer stories.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance and restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise customers with a world-class software platform and expert services so they can deploy unique intelligence applications. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy 10.6, MicroStrategy 10, MicroStrategy Web, MicroStrategy Mobile, MicroStrategy Desktop, MicroStrategy Server and Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 10.6; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$38,013	$41,509	$113,503	$119,143
Subscription services	7,799	7,554	30,574	27,839

Total product licenses and subscription services	45,812	49,063	144,077	146,982
Product support	72,671	70,296	285,079	281,740
Other services	21,625	24,163	83,005	101,147

Total revenues	140,108	143,522	512,161	529,869

Cost of revenues
Product licenses	1,745	2,223	8,573	8,118
Subscription services	3,098	3,251	12,765	13,051

Total product licenses and subscription services	4,843	5,474	21,338	21,169
Product support	4,082	3,014	15,001	12,748
Other services	14,363	14,926	56,808	67,191

Total cost of revenues	23,288	23,414	93,147	101,108

Gross profit	116,820	120,108	419,014	428,761

Operating expenses
Sales and marketing	45,292	39,380	158,740	148,522
Research and development	18,338	17,155	73,142	65,206
General and administrative	16,448	17,661	79,462	80,732
Restructuring costs	—	18	45	279

Total operating expenses	80,078	74,214	311,389	294,739

Income from operations	36,742	45,894	107,625	134,022
Interest income, net	754	155	2,203	284
Other income, net	3,604	957	3,218	3,558

Income before income taxes	41,100	47,006	113,046	137,864
Provision for income taxes	9,976	7,895	22,138	31,933

Net income	$31,124	$39,111	$90,908	$105,931

Basic earnings per share (1):	$2.72	$3.44	$7.96	$9.33

Weighted average shares outstanding used in computing basic earnings per share	11,433	11,386	11,425	11,355

Diluted earnings per share (1):	$2.69	$3.38	$7.89	$9.18

Weighted average shares outstanding used in computing diluted earnings per share	11,558	11,577	11,516	11,539

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.
*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2016	2015*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$401,975	$292,341
Restricted cash	737	618
Short-term investments	187,408	193,320
Accounts receivable, net	83,319	68,154
Prepaid expenses and other current assets	11,548	10,881

Total current assets	684,987	565,314

Property and equipment, net	57,436	65,664
Capitalized software development costs, net	8,497	15,855
Deposits and other assets	5,695	2,072
Deferred tax assets, net	11,704	7,989

Total Assets	$768,319	$656,894

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$36,628	$31,840
Accrued compensation and employee benefits	43,323	40,067
Accrued restructuring costs	—	56
Deferred revenue and advance payments, net	105,535	100,695

Total current liabilities	185,486	172,658

Deferred revenue and advance payments, net	13,915	8,995
Other long-term liabilities	16,447	19,943
Deferred tax liabilities	294	17

Total Liabilities	216,142	201,613

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized;
15,805 shares issued and 9,400 shares outstanding, and 15,771 shares issued and 9,366 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized;
2,035 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	543,974	534,651
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(10,743)	(7,408)
Retained earnings	494,112	403,204

Total Stockholders’ Equity	552,177	455,281

Total Liabilities and Stockholders’ Equity	$768,319	$656,894

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2016	2015*
	(unaudited)
Operating activities:
Net income	$90,908	$105,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,195	21,214
Bad debt expense	224	884
Unrealized net loss on foreign currency forward contracts	—	1,641
Non-cash restructuring costs and adjustments	—	(136)
Deferred taxes	(4,983)	9,666
Release of liabilities for unrecognized tax benefits	(394)	(899)
Share-based compensation expense	11,817	17,299
Excess tax benefits from share-based compensation arrangements	(1,244)	(1,096)
Reclassification of foreign currency translation adjustment from other comprehensive income	—	(280)
Changes in operating assets and liabilities:
Accounts receivable	(16,878)	5,003
Prepaid expenses and other current assets	(880)	4,446
Deposits and other assets	(4,059)	1,631
Accounts payable and accrued expenses	6,981	1,904
Accrued compensation and employee benefits	3,787	(8,387)
Accrued restructuring costs	(58)	(1,922)
Deferred revenue and advance payments	11,238	(4,176)
Other long-term liabilities	(3,065)	(3,024)

Net cash provided by operating activities	110,589	149,699

Investing activities:
Proceeds from redemption of short-term investments	361,680	479,200
Purchases of property and equipment	(2,337)	(3,484)
Purchases of short-term investments	(354,999)	(473,779)
Capitalized software development costs	—	(9,598)
Increase in restricted cash	(135)	(20)

Net cash provided by (used in) investing activities	4,209	(7,681)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,663	9,529
Payment of taxes relating to net exercise of employee stock options	(3,739)	—
Excess tax benefits from share-based compensation arrangements	1,244	1,096
Payments on capital lease obligations and other financing arrangements	(172)	(1,447)

Net cash (used in) provided by financing activities	(1,004)	9,178

Effect of foreign exchange rate changes on cash and cash equivalents	(4,160)	(5,774)

Net increase in cash and cash equivalents	109,634	145,422
Cash and cash equivalents, beginning of period	292,341	146,919

Cash and cash equivalents, end of period	$401,975	$292,341

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$38,013	$41,509	$113,503	$119,143
Subscription services	7,799	7,554	30,574	27,839

Total product licenses and subscription services	45,812	49,063	144,077	146,982

Product support	72,671	70,296	285,079	281,740
Other services:
Consulting	19,103	21,590	73,400	92,065
Education	2,522	2,573	9,605	9,082

Total other services	21,625	24,163	83,005	101,147

Total revenues	140,108	143,522	512,161	529,869

Cost of revenues
Product licenses and subscription services:
Product licenses	1,745	2,223	8,573	8,118
Subscription services	3,098	3,251	12,765	13,051

Total product licenses and subscription services	4,843	5,474	21,338	21,169

Product support	4,082	3,014	15,001	12,748
Other services:
Consulting	12,557	13,818	50,866	63,344
Education	1,806	1,108	5,942	3,847

Total other services	14,363	14,926	56,808	67,191

Total cost of revenues	23,288	23,414	93,147	101,108

Gross profit	$116,820	$120,108	$419,014	$428,761

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31, 2016	December 31, 2015*
	(unaudited)
Current:
Deferred product licenses revenue	$13,023	$13,506
Deferred subscription services revenue	18,303	15,763
Deferred product support revenue	162,781	158,738
Deferred other services revenue	10,015	9,149

Gross current deferred revenue and advance payments	204,122	197,156
Less: unpaid deferred revenue	(98,587)	(96,461)

Net current deferred revenue and advance payments	$105,535	$100,695

Non-current:
Deferred product licenses revenue	$9,118	$5,397
Deferred subscription services revenue	1,307	2,138
Deferred product support revenue	5,751	7,607
Deferred other services revenue	690	795

Gross non-current deferred revenue and advance payments	16,866	15,937
Less: unpaid deferred revenue	(2,951)	(6,942)

Net non-current deferred revenue and advance payments	$13,915	$8,995

Total current and non-current:
Deferred product licenses revenue	$22,141	$18,903
Deferred subscription services revenue	19,610	17,901
Deferred product support revenue	168,532	166,345
Deferred other services revenue	10,705	9,944

Gross current and non-current deferred revenue and advance payments	220,988	213,093
Less: unpaid deferred revenue	(101,538)	(103,403)

Net current and non-current deferred revenue and advance payments	$119,450	$109,690

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Reconciliation of non-GAAP income from operations:
Income from operations	$36,742	$45,894	$107,625	$134,022
Share-based compensation expense	3,393	4,796	11,817	17,299
Restructuring costs	—	18	45	279

Non-GAAP income from operations	$40,135	$50,708	$119,487	$151,600

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016

Subscription services	37	37	39	49	48
Product support	131	135	156	162	171
Consulting	467	455	452	458	453
Education	28	31	31	35	39
Sales and marketing	513	531	541	571	587
Research and development	461	499	532	528	512
General and administrative	310	317	314	317	323

Total headcount	1,947	2,005	2,065	2,120	2,133